Exhibit 5.3

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

February 23, 2012

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:	Ball Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ball Corporation, an Indiana corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Subsidiary Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to (1) the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (a)  debt securities of the Company, which may be issued in one or more series (the “Debt Securities”); (b) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by subsidiaries of the Company, including guarantees of the Debt Securities by (i) the subsidiaries of the Company listed on Schedule I hereto (the “Guarantor Subsidiaries”), and (ii) the subsidiaries of the Company listed on Schedule II hereto (the “Other Subsidiaries” and, together with the Guarantor Subsidiaries, the “Subsidiary Guarantors”); (c) shares of the Company’s common stock, without par value (the “Common Stock”), together with any related Rights (as defined in the Rights Agreement, dated as of July 26, 2006, by and between the Company and Computershare Investor Services, LLC) (the “Rights”); (d) shares of the Company’s preferred stock, without par value, to be issued in one or more series (the “Preferred Stock”); and (e) warrants to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock (the “Warrants”), with an indeterminate principal amount or number of securities of each identified class being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of any such securities to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities, and (2) the sale of shares of Common Stock from time to time by certain shareholders of the Company to be named in a prospectus supplement (such shares of Common Stock, the “Secondary Shares”), together with any related Rights, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act. Any Debt Securities are to be issued pursuant to the Indenture, dated March 27, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement (the “Indenture”). The Debt Securities, the Subsidiary Guarantees, the Common Stock, the Rights, the Preferred Stock, the Warrants and the Secondary Shares offered pursuant to the Registration Statement are collectively referred to herein as the “Securities,” and the Company and the Subsidiary Guarantors are collectively referred to herein as the “Registrants.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied on the following:

(1)           the Registration Statement;

(2)           the Indenture;

(3)           the certificate of incorporation of each of the Guarantor Subsidiaries that are corporations, as certified by the Secretary of State of the State of Delaware;

(4)           the bylaws of each of the Guarantor Subsidiaries that are corporations, as certified by the respective Secretary or Assistant Secretary of each such Guarantor Subsidiary;

(5)           the certificates of formation of each of the Guarantor Subsidiaries that are limited liability companies, as certified by the Secretary of State of the State of Delaware;

(6)           the limited liability company agreement or operating agreement of each of the Guarantor Subsidiaries that are limited liability companies, as certified by the respective Secretary or Assistant Secretary of each such Guarantor Subsidiary; and

(7)           certain resolutions adopted by the board of directors or other governing body, as applicable, of each Guarantor Subsidiary relating to the registration of the Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrants and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Registrants and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, excluding the Guarantor Subsidiaries but including the Company and the Other Subsidiaries, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect thereof on such parties. We have assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. We have also assumed that the Company and the Other Subsidiaries have been duly organized and are and will continue to be validly existing and in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Company and the Other Subsidiaries have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement.

In addition, we have also assumed that the terms of the Debt Securities and the Subsidiary Guarantees will have been established so as not to, and that the execution and delivery by the Registrants of, and the performance of their obligations under, the Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities and the Subsidiary Guarantees, the Debt Securities and the Subsidiary Guarantees, will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which any of the Registrants is subject, (2) any law, rule or regulation to which any of the Registrants is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  We have also assumed that the choice of New York law to govern the Indenture and the Subsidiary Guarantees is a valid and legal provision and that the Indenture was duly authorized, executed and delivered by the Trustee. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrants and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware, (ii) the Delaware Limited Liability Company Act and (iii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the effect of any non-Opined on Law on the opinions stated herein.  The Debt Securities and the Subsidiary Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. Charles E. Baker, Vice President, General Counsel and Corporate Secretary of the Company, and Robert W. McClelland, Associate General Counsel of the Company, may rely on this opinion in rendering their respective opinions each to be dated the date hereof and filed as Exhibit 5.1 and 5.2, respectively, to the Registration Statement.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

(1)           With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration

Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (b) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (e) any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (g) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture or Offered Debt Securities that may be unenforceable, (v) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

(2)           With respect to any Subsidiary Guarantee to be offered by any Subsidiary Guarantor of Offered Debt Securities (the “Offered Subsidiary Guarantee”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor and the other parties thereto; (d) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors or managers, or any authorized committee thereof, or by such Subsidiary Guarantor’s members or shareholders, as applicable, or other action has been taken by such Subsidiary Guarantor as necessary to approve the issuance and terms of the Offered Subsidiary Guarantee and related matters; (e) any supplemental indenture in respect of such Offered Subsidiary Guarantee has been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee; and (g) the Offered Subsidiary Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the Indenture or Offered Subsidiary Guarantee that may be unenforceable, (v) requirements that a claim with respect to any Offered Subsidiary Guarantee of any series of Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Ball Advanced Aluminum Technologies Corp.
Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Aerospace & Technologies Corp.
Ball Asia Services Limited
Ball Container LLC
Ball Delaware Holdings, LLC
Ball Glass Containers, Inc.
Ball Holdings Corp.
Ball Holdings LLC
Ball Metal Food Container Corp.
Ball Metal Food Container, LLC
Ball Pan-European Holdings, Inc.
Latas de Aluminio Ball, Inc.
USC May Verpackungen Holding Inc.

Schedule II

Ball Metal Beverage Container Corp., a Colorado corporation

Ball Packaging Corp., a Colorado corporation

Ball Plastic Container Corp., a Colorado corporation

Ball Technologies Holdings Corp., a Colorado corporation

Ball Metal Container Corporation, an Indiana corporation

Ball Corporation, a Nevada corporation